                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund,
Insured Series--238, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-09859 of our report dated October 17, 1996, relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series--238, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, NY
October 17, 1996